UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2020

TransMedics Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-38891	83-2181531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Minuteman Road

Andover, Massachusetts 01810

(Address of Principal Executive Offices, and Zip Code)

(978) 552-0900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	TMDX	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

Paycheck Protection Program Loan

On April 20, 2020, TransMedics, Inc. (the “Borrower”), a Delaware corporation and wholly-owned subsidiary of TransMedics Group, Inc. (the “Company”), issued a Promissory Note (the “Promissory Note”) to Bank of America, NA, pursuant to which the Borrower received loan proceeds of $2,249,280 (the “Loan”) provided under the Paycheck Protection Program established under the Coronavirus Aid, Relief, and Economic Security Act and guaranteed by the U.S. Small Business Administration (the “Paycheck Protection Program”). The Loan is unsecured, is scheduled to mature on April 20, 2022 and has a fixed interest rate of 1.00% per annum.

The Loan is also subject to the standard terms and conditions applicable to loans administered under the Paycheck Protection Program, which provide, among other things, that 75% of the proceeds of the Loan must be used for payroll purposes, and the remaining proceeds can be used for payroll purposes or for rent, mortgage interest, or utilities. All or a portion of Loan may be forgiven if all employees of the company are retained on its payroll for eight weeks after the date of the Loan, and the proceeds of the Loan are used in accordance with the permitted uses. Forgiveness is also based on the employer maintaining or quickly rehiring employees and maintaining salary levels, and will be reduced if full-time headcount declines or if employee salaries and wages decrease.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Promissory Note, which is attached as Exhibit 10.1 hereto and incorporated by reference herein in its entirety.

Amendment to Credit Agreement

On April 23, 2020, the Company entered into a Second Amendment to Credit Agreement, by and among the Borrower, the Company, and TransMedics, B.V., a Dutch private limited liability company, and OrbiMed Royalty Opportunities II, LP, a Delaware limited partnership (the “Lender”) attached to this Current Report on form 8-K as Exhibit 10.2 (the “Second Amendment”), which amends the Credit Agreement, dated as of June 22, 2018, by and between the Borrower and the Lender (as amended pursuant to the First Amendment to Credit Agreement, dated as of February 27, 2020, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Second Amendment provides that the Borrower may incur unsecured indebtedness (a) incurred pursuant to the Paycheck Protection Program, (b) in an aggregate principal amount not to exceed $2,249,280 at any one time, (c) in respect of which the Borrower will (i) promptly, and in any event within 90 days after incurring such indebtedness, apply for forgiveness of an aggregate principal amount of at least $2,024,352 and (ii) obtain such forgiveness by October 31, 2020; provided, however, that if, through no fault of the Borrower, the U.S. Small Business Administration does not respond to the Borrower’s application for forgiveness (X) by October 31, 2020, the deadline for obtaining such forgiveness shall be extended to November 30, 2020, and (Y) by November 30, 2020, the deadline shall be extended to December 31, 2020, and (d) in respect of which the Borrower will remain at all times in compliance with the terms and conditions thereof.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 10.2 hereto and incorporated by reference herein in its entirety.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above related to the Promissory Note and the Loan is incorporated by reference into this Item 2.03.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Promissory Note, dated as of April 20, 2020

10.2	Second Amendment to Credit Agreement, dated as of April 23, 2020, by and among by and among TransMedics, Inc., TransMedics Group, Inc., TransMedics, B.V., and Orbimed Royalty Opportunities II, LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMEDICS GROUP, INC.

Date: April 24, 2020	By:	/s/ Stephen Gordon
Name: Stephen Gordon
Title: Chief Financial Officer, Treasurer and Secretary